EXHIBIT  32

          The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of the Registrant do hereby certify that:

     (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (ii) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.


Date: August 13, 2003                         By:  /s/Jeremy D. Peter-Hoblyn
                                                   -----------------------------
                                                   Jeremy  D.  Peter-Hoblyn
                                                   Chief  Executive  Officer
                                                   and  Director



Date: August 13, 2003                         By:  /s/David W. Whitwell
                                                   -----------------------------
                                                   David  W.  Whitwell
                                                   Chief  Financial  Officer,
                                                   Vice President and  Treasurer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.